UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 24, 2005

MEDICAL STAFFING NETWORK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-31299 (Commission File Number)	65-0865171 (IRS Employer Identification No.)
901 Yamato Road, Suite 110, Boca Raton, FL 33431
(Address of principal executive offices)

Registrant’s telephone number, including area code: 561-322-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On February 24, 2005, Medical Staffing Network, Inc., a wholly owned subsidiary of Medical Staffing Network Holdings, Inc., amended the terms of its senior credit facility whereby the term loan was reduced from $12.0 million to $6.0 million, the applicable margin for the term loan was reduced, the maturity of the term loan was extended to December 2006 and certain financial covenants were amended. The amendment to the credit agreement is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Exhibits:

99.1 Second Amendment to Credit Agreement, by and among Medical Staffing Network, Inc., General Electric Capital Corporation, LaSalle Bank National Association and Special Situations Investing Group, Inc., dated February 24, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2005	MEDICAL STAFFING NETWORK HOLDINGS, INC.

By: /s/Larry McPherson
Larry McPherson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No. Description

99.1 Second Amendment to Credit Agreement, by and among Medical Staffing Network, Inc., General Electric Capital Corporation, LaSalle Bank National Association and Special Situations Investing Group, Inc., dated February 24, 2005.